Exhibit 3.1

Amended and Restated as of January 17, 2022

FIFTH AMENDED AND RESTATED
BYLAWS
OF
ACTIVISION BLIZZARD, INC.

ARTICLE I
OFFICES

1.1.            Registered Office. The registered office of Activision Blizzard, Inc. (the “Corporation”) within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation. The Corporation was originally organized as Activision Holdings, Inc. and was formerly known as Activision, Inc.

1.2.            Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1.            Place of Stockholders’ Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware, as may be fixed by the Board of Directors from time to time and specified in the respective notices thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

2.2.            Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year on such date and at such time as the Board of Directors shall each year fix. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. Directors shall be nominated for election at the annual meeting in accordance with these bylaws and shall be elected by stockholders at the annual meeting. At any annual meeting any additional proper business may be transacted.

2.3.            Special Meetings of Stockholders. Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the Corporation’s Third Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), special meetings of stockholders may be called only by the Chairman of the Board of Directors (the “Chairman of the Board”), the Chief Executive Officer, the President, or at the written request of a majority of the directors then in office. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors.

2.4.            Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten (10) days nor more than sixty (60) days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice, stating the place, if any, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5.            Quorum of Stockholders.

(a)             Unless otherwise required by the Certificate of Incorporation, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

(b)             At any meeting of the stockholders at which a quorum shall be present, the affirmative vote of a majority of the voting power of the shares of stock of the Corporation present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. The presiding person of the meeting may adjourn any annual or special meeting from time to time, whether or not there is a quorum. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below or where expressly required by law.

(c)             At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors in accordance with Section 5.6.

(d)             If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”).

2.6.            Presiding Person and Secretary of Meeting. The Chief Executive Officer or a person designated by him shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding person may appoint an alternate secretary of that meeting.

2.7.            Voting by Stockholders. Except as may be otherwise required by the Certificate of Incorporation, at every meeting of the stockholders each stockholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. Except as otherwise required by law, the Certificate of Incorporation or these bylaws (including, without limitation, Section 3.2(b)), all questions brought before any meeting of the stockholders shall be decided by the affirmative vote of a majority of the voting power of the shares of stock of the Corporation present in person or by proxy and entitled to vote on the relevant matter.

2.8.            Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy authorized in a manner permitted by Section 212 of the DGCL or any successor provision thereto. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created to authorize another person or persons to act for a stockholder as proxy may be substituted for, or used in lieu of, the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such reproduction is a complete reproduction of the entire original writing or transmission. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by giving notice thereof to the Secretary of the Corporation or by a proper later appointment of another proxy.

2.9.             Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. An inspector may be appointed by the Board of Directors before or at the meeting; or, if the Board fails to appoint an inspector or if any inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the person presiding at the meeting.

2.10.            List of Stockholders.

(a)              At least ten (10) days before every meeting of stockholders, the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)              For a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the Corporation’s principal place of business.

(c)              The list shall also be produced and kept at the time and place, if any, of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

(d)              The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.11.            Procedure at Stockholders’ Meetings. Except as otherwise required by these bylaws or any resolution adopted by the Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the person presiding at such meeting. Following the presentation of any resolution to any meeting of stockholders, the presiding person may announce that further discussion on such resolution shall be limited. After any person who shall have advised the presiding person of his desire to speak shall have spoken on such resolution, the presiding person may direct a vote on such resolution without further discussion thereon at the meeting. Votes cast at such meeting shall be cast by written ballot unless the Board of Directors, in its discretion, or the person presiding at such meeting of the stockholders, in such person’s discretion, otherwise authorizes.

2.12.            Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting (a “Stockholder Action”), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the Stockholder Action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such Stockholder Action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the Stockholder Action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing in accordance with the DGCL.

2.13.         Business Transacted at Stockholders’ Meetings.

(a)           Nature of Business Transacted at Stockholders’ Meetings.

(i)            Nomination of Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation (A) who is a stockholder of record on both the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting (a “record stockholder”) and (B) who complies with the notice procedures set forth in Section 2.13(b). Nominations of persons for election to the Board of Directors may also be made at any annual meeting by any stockholder who is an eligible stockholder (as defined in Section 2.14) in accordance with Section 2.14. Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, a person shall not be eligible for election or re-election as a director unless (x) the person is nominated by a record stockholder in accordance with sub-clause (2) of the prior sentence, (y) the person is nominated by or at the direction of the Board of Directors or (z) the person is nominated in accordance with Section 2.14.

(ii)            Other Business at Stockholders’ Meetings.

(1)            Other Business at Annual Meeting. Only such other business may be transacted at an annual meeting of stockholders as is: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by any stockholder of the Corporation (x) who is a record stockholder and (y) who complies with the notice procedures set forth in Section 2.13(b).

(2)            Other Business at Special Meeting. Only such other business may be transacted at a special meeting of stockholders as is: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; or (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

(b)           Notice of Business to Be Transacted at Stockholders’ Meetings.

(i)            Timeliness of Notice.

(1)            To be timely, a stockholder’s notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) in the case of an annual meeting, not less than forty-five (45) days nor more than seventy-five (75) days prior to the first anniversary of the date on which the Corporation first mailed its proxy statement for the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the first anniversary of the immediately preceding year’s annual meeting of stockholders, notice by the stockholder, in order to be timely, must be so received no earlier than one hundred and twenty (120) days prior to the meeting and no later than the close of business on the later of (i) the ninetieth (90th) day prior to the meeting and (ii) the tenth (10th) day following the day on which notice of the date of the annual meeting was first mailed to the Corporation’s stockholders or public announcement of the date of the annual meeting was made, whichever first occurs; and (B) in the case of a special meeting of stockholders, no earlier than one hundred and twenty (120) days prior to the meeting and no later than the close of business on the later of (i) the ninetieth (90th) day prior to the meeting and (ii) the tenth (10th) day following the day on which notice of the date of the special meeting was first mailed to the Corporation’s stockholders or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(2)            Notwithstanding anything in Section 2.13(b)(i)(1) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation on or prior to the tenth (10th) day before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.13(b)(i)(1), a stockholder’s notice required by this Section 2.13(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3)            Public Announcement. For purposes of this Section 2.13(b)(i) and Section 2.14(b), “public announcement” shall mean disclosure in a press release distributed by Business Wire or a comparable news distribution service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

(ii)            Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(1)            Content with Respect to Proposed Business.

(A)            if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of such person; (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (iii) (1) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person and (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder; (iv) any material interest in such a nomination of such person; (v) a written questionnaire, in the form provided by the Secretary, with respect to the background and qualification of such person; and (vi) a written representation and agreement that such person, in his individual capacity or on behalf of any person or entity on whose behalf the nomination is being made, (1) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (hereinafter, a “voting commitment”) that has not been disclosed to the Corporation or any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (3) will be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement; or

(B)            if such notice pertains to other business, as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the meeting.

(2)            Content with Respect to Stockholder Proposing Business. As to the stockholder giving notice and the beneficial owner of the stock, if any, on whose behalf the nomination or proposal, as the case may be, is being made: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person for the election of directors or with respect to the other proposed business to be brought by such person before the meeting, as the case may be, pursuant to Section 14 under the Exchange Act; (B) (i) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person and (ii) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder; (C) a representation as to whether either such stockholder or beneficial owner, if any, intends to deliver a proxy statement (including a form of proxy) to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (a statement of such intent, a “solicitation statement”); and (D) any material interest in such a nomination or proposal of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

(3)            Affiliate and Associate. For purposes of this Section 2.13(b)(ii) and Section 2.14, “affiliate” and “associate” shall each have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(4)            Material Interest. For purposes of this Section 2.13(b)(ii), “material interest” shall include: (A) whether and the extent to which any derivative instrument, swap, option, warrant, convertible security, stock appreciation right, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, whether or not such instrument or other transaction shall be subject to settlement in the underlying class or series of stock of the Corporation; (B) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (C) a description of all proxies, agreements, arrangements, understandings or relationships (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (i) the Corporation or their ownership of stock of the Corporation, or (ii) the nomination or proposal, as the case may be, including any material interest in, or anticipated benefit from the nomination or proposal to such person, or any affiliates or associates of such person.

(iii)            Update of Notice. A stockholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation no later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting.

(c)           Other Requirements to Transact Business at a Stockholders’ Meeting.

(i)            In addition to any other applicable requirements, for a nomination or other business to be properly brought before a stockholders’ meeting by a record stockholder pursuant to Section 2.13(a), the record stockholder and the beneficial owner of the stock, if any, on whose behalf such nomination or proposal is made (1) must have acted in accordance with the representation set forth in the solicitation statement required by Section 2.13(b)(ii)(2) of these bylaws and (2) in the case of business other than nominations, such business must be a proper matter for stockholder action under Delaware law.

(ii)            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with, and no other business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with, the procedures set forth in this Section 2.13 or in Section 2.14, as the case may be. If the person presiding over a meeting in accordance with these bylaws determines that nomination was not properly made or that the other business was not properly brought before the meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the nomination was defective or that the other business was not properly brought before the meeting and such defective nomination shall be disregarded or other business shall not be transacted, as the case may be.

(iii)            For the avoidance of doubt, Section 2.13(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than nominations pursuant to Section 2.14 and other business pursuant to Rule 14a-8 under the Exchange Act) at a meeting of stockholders.

(d)           Impact on Rule 14a-8 or Proxy Access Proposals. Nothing contained in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or pursuant to Section 2.14.

2.14.        Proxy Access for Director Nominations.

(a)           The Corporation shall include in its proxy statement (including form of proxy) for an annual meeting of stockholders the name, together with the required information (as defined below), of any person nominated for election (a “proxy access stockholder nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.14 (an “eligible stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.14 (the “nomination notice”) to have its nominee included in the Corporation’s proxy statement pursuant to this Section 2.14.

(b)           To be timely, a stockholder’s nomination notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date the Corporation first mailed its proxy statement for the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or seventy (70) days after the anniversary of the preceding year’s annual meeting, the nomination notice, in order to be timely, must be so received no earlier than one hundred and fifty (150) days prior to the meeting and not later than the close of business on the later of (i) the one hundred and twentieth (120th) day prior to the meeting and (ii) the tenth (10th) day following the day on which notice of the date of the annual meeting was first mailed to the Corporation’s stockholders or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a nomination notice as described above.

(c)            For purposes of this Section 2.14, the “required information” that the Corporation will include in its proxy statement is (i) all information relating to the proxy access stockholder nominee and the eligible stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 under the Exchange Act; and (ii) if the eligible stockholder so elects, a candidate statement (as defined below). To be timely, the required information must be delivered to or mailed and received by the Secretary of the Corporation within the time period specified in this Section 2.14 for providing the nomination notice. Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against, and include in its proxy statement its own statements relating to, any proxy access stockholder nominee.

(d)            The number of proxy access stockholder nominees appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders (including proxy access stockholder nominees that were submitted by an eligible stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) together with any nominees who were previously elected to the Board as proxy access stockholder nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board, shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a nomination notice may be delivered pursuant to this Section 2.14 (the “final proxy access nomination date”), or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided that (x) the permitted number of proxy access stockholder nominees shall be reduced by the number of director candidates for which the Corporation shall have received one or more valid notices that a stockholder intends to nominate director candidates at an annual meeting of stockholders pursuant to Section 2.13, but only to the extent the permitted number of proxy access stockholder nominees after such reduction equals or exceeds one, and (y) in the event that one or more vacancies for any reason occur on the Board of Directors at any time after the final proxy access nomination date and before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the permitted number of proxy access stockholder nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of proxy access stockholder nominees submitted by eligible stockholders pursuant to this Section 2.14 exceeds this maximum number, each eligible stockholder will select one proxy access stockholder nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation each eligible stockholder disclosed as owned in its respective nomination notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after each eligible stockholder has selected one proxy access stockholder nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(e)            For purposes of this Section 2.14, an eligible stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and has recalled such loaned shares as of the date of the nomination notice and through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(f)            An eligible stockholder must have owned (as defined above) continuously for at least three (3) years the required shares as of both (i) a date within seven (7) days prior to the date of the nomination notice and (ii) the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. The term “required shares” means that number of shares of capital stock as shall constitute 3 percent (3%) or more of the outstanding capital stock of the Corporation entitled to vote in the election of directors by reference to the most recent filing by the Corporation with the SEC in which such amount is given prior to the submission of the nomination notice. For purposes of satisfying the foregoing ownership requirement under this Section 2.14, (x) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty (20), and (y) a group of two (2) or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. With respect to any particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an eligible stockholder under this Section 2.14. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 2.14, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in Section 2.14(g).

(g)           Within the time period specified in this Section 2.14 for providing the nomination notice, an eligible stockholder must provide the following information in writing to the Secretary of the Corporation:

(i)             one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date of the nomination notice, the eligible stockholder owns, and has owned continuously for the preceding three (3) years, the required shares, and the eligible stockholder’s agreement to provide (A) within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the eligible stockholder’s continuous ownership of the required shares through the record date and (B) immediate notice if the eligible stockholder ceases to own any of the required shares prior to the date of the annual meeting;

(ii)            documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 2.14, if applicable;

(iii)            a representation that the eligible stockholder (including each member of any group of stockholders that together is an eligible stockholder under this Section 2.14) (A) acquired the required shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the stockholder nominee(s) being nominated pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its stockholder nominee(s) or a nominee of the Board of Directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to maintain ownership (as defined in this Section 2.14) of the required shares through the date of the annual meeting, and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iv)            in the case of a nomination by a group of stockholders that together is an eligible stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(v)             an undertaking that the eligible stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the eligible stockholder’s communications with the stockholders of the Corporation or out of the information that the eligible stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees in connection with the eligible stockholder’s nomination and/or efforts to elect its proxy access stockholder nominee(s) pursuant to this Section 2.14, (3) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (4) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto;

(vi)            the information and representations with respect to the proxy access stockholder nominee that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.13(b)(ii); and

(vii)            a copy of the Schedule 14N that has been filed with the SEC in connection with the proxy access stockholder nominee’s nomination, as required by Rule 14a-18 under the Exchange Act, as such rule may be amended.

(h)           The eligible stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 2.14 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per proxy access stockholder nominee, in support of the proxy access stockholder nominee’s candidacy (a “candidate statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any information or candidate statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation, or listing standard.

(i)           The proxy access stockholder nominee must promptly provide any additional information requested by the Corporation that the Corporation deems necessary to permit the Board of Directors to determine if each proxy access stockholder nominee (i) is independent under the rules and regulations of any securities exchange on which the securities of the Corporation are then listed for trading, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “applicable independence standards”); (ii) has any direct or indirect relationship with the Corporation; and (iii) has been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)           In the event that any information or communications provided by the eligible stockholder or proxy access stockholder nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each eligible stockholder or proxy access stockholder nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a proxy access stockholder nominee from its proxy statement as provided in this Section 2.14.

(k)            The Corporation shall not be required to include, pursuant to this Section 2.14, a proxy access stockholder nominee in its proxy statement for any meeting of stockholders, or, if the proxy statement has been filed, to allow the nomination of a proxy access stockholder nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation (i) if the stockholder nominee or the eligible stockholder who has nominated such stockholder nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its stockholder nominee(s) or a nominee of the Board of Directors, (ii) who is not independent under the applicable independence standards, as determined by the Board of Directors, (iii) does not qualify as independent under the audit committee independence requirements set forth in the rules and regulations of any securities exchange on which the securities of the Corporation are then listed for trading, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iv) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of the Certificate of Incorporation, these bylaws, the rules and regulations of any securities exchange on which the securities of the Corporation are then listed for trading, or any other applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (viii) whose then-current or prior business or personal interests place such proxy access stockholder nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such proxy access stockholder nominee to violate any fiduciary duties of directors established pursuant to Delaware law, including but not limited to the duty of loyalty and duty of care, (ix) if such proxy access stockholder nominee or the applicable eligible stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (x) if the eligible stockholder or applicable proxy access stockholder nominee otherwise contravenes any of the agreements or representations made by such eligible stockholder or proxy access stockholder nominee or fails to comply with its obligations pursuant to this Section 2.14. For the purposes of this paragraph, clauses (i) through (x) will result in the exclusion from the proxy statement pursuant to this Section 2.14 of the specific proxy access stockholder nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the proxy access stockholder nominee.

(l)            Any proxy access stockholder nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.14 or any provision of the Certificate of Incorporation, these bylaws, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the qualifications of candidates for the Board of Directors at any time before the annual meeting of stockholders, will not be eligible for election at that particular annual meeting of stockholders, and the eligible stockholder that nominated such proxy access stockholder nominee may not substitute another proxy access stockholder nominee in such proxy access stockholder nominee’s place.

(m)            Notwithstanding anything to the contrary set forth herein, (i) the Board of Directors or person presiding at the annual meeting of stockholders in accordance with these bylaws shall declare a nomination by an eligible stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, and (ii) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable eligible stockholder or any other eligible stockholder, if (A) the proxy access stockholder nominee(s) and/or the applicable eligible stockholder shall have breached its or their obligations, agreements or representations under this Section 2.14, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (B) the eligible stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.14. For purposes of this Section 2.14, (x) to be considered a qualified representative of the eligible stockholder, a person must be a duly authorized officer, manager or partner of such eligible stockholder or authorized by a writing executed by such eligible stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such eligible stockholder stating that such person is authorized to act for such eligible stockholder as proxy at the annual meeting of stockholders; (y) in the event that a qualified representative of the eligible stockholder will appear at the annual meeting of stockholders to make a nomination, the eligible stockholder must provide notice of the designation, including the identity of the representative, to the Corporation at least forty-eight (48) hours prior to such meeting; and (z) where an eligible stockholder fails to provide such notice of designation to the Corporation within the required time period, such eligible stockholder must appear in person to present his, her or its nomination at the annual meeting or such nomination shall be disregarded as provided for above.

(n)            Any proxy access stockholder nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a proxy access stockholder nominee pursuant to this Section 2.14 for the next two (2) annual meetings.

(o)            Any eligible stockholder (including each member of any group of stockholders that together is an eligible stockholder under this Section 2.14) whose proxy access stockholder nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a proxy access stockholder nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected proxy access stockholder nominee.

(p)            The eligible stockholder (including any person who owns shares of capital stock of the Corporation that constitute part of the eligible stockholder’s ownership for purposes of satisfying Section 2.14(f)) shall file with the SEC any solicitation materials with the Corporation’s stockholders relating to the meeting at which the proxy access stockholder nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation materials under Regulation 14A of the Exchange Act.

ARTICLE III
DIRECTORS

3.1.           Powers of Directors. The property, business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware, the Certificate of Incorporation or these bylaws required to be exercised or done by the stockholders.

3.2.           Number; Composition of Board; Terms of Office.

(a)            Subject to the other provisions of these bylaws, the Board of Directors shall consist of not less than five (5) and not more than eleven (11) members, the exact number of which shall be fixed from time to time by the Board of Directors. Each member of the Board of Directors must meet the requirements for membership, if any, imposed by applicable law. Directors need not be stockholders.

(b)            Except as provided in this Section 3.2(b) or as otherwise required by law or the Certificate of Incorporation, a director shall be elected if the number of votes which are cast “for” his election by holders of shares of stock of the Corporation present in person or by proxy at the meeting and entitled to vote on the election of directors exceed the number of votes cast “against” his election by such holders, provided that if, the person presiding at the stockholders’ meeting in accordance with Section 2.6 determines that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected as of the close of the notice periods set forth in Section 2.13(b)(i), the directors shall be elected by a plurality of the voting power of the shares of stock of the Corporation present in person or by proxy at the meeting and entitled to vote on the election of directors.

(c)            Each director shall hold office until his successor shall have been duly elected and qualified, or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these bylaws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3.           The Chairman of the Board of Directors. The Board of Directors shall annually elect one of its own members to be the Chairman of the Board. The Chairman of the Board may also be an elected officer of the Corporation (including the Chief Executive Officer). The Board of Directors may remove or replace the Chairman of the Board as Chairman at any time for any reason.

3.4.           Resignation; Vacancies on Board of Directors; Removal.

(a)            Resignations. Any director may resign his office at any time by delivering his resignation in writing or by electronic transmission to the Chief Executive Officer or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)            Vacancies. Any vacancy or newly created directorship on the Board of Directors, however resulting, shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office for the same remaining term as that of his predecessor, or if such director was elected as a result of an increase in the number of directors, then until the next annual meeting of stockholders.

(c)            Removal. Any director may be removed, with or without cause and at any time, by the affirmative vote of a majority of the voting power of the shares of stock entitled to vote at any election of directors.

3.5.           Meetings of the Board of Directors.

(a)            The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

(b)            Regular meetings of the Board of Directors or any committee thereof may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors or such committee, respectively. No notice of such regular meetings shall be required. If the date designated for any regular meeting is a legal holiday or a weekend day, then the meeting shall be held on the next day which is not a legal holiday or a weekend day.

(c)            The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders’ meeting, no notice thereof shall be required.

(d)            Special meetings of the Board of Directors shall be held whenever called by or at the direction of the Chairman of the Board, the Chief Executive Officer or at the written request of a majority of the directors then in office. Special meetings of any committee of the Board of Directors shall be held whenever called by or at the direction of the chairperson of such committee or at the written request of any one director serving on such committee.

(e)            The Secretary shall give written notice of any special meeting of the Board of Directors or any committee thereof, stating the place, if any, date and hour of the meeting, to each director (or, in the case of a committee, to each member of such committee): (1) by mail not less than forty-eight (48) hours before the date of the meeting; (2) by telephone, telegram or electronic transmission on twenty-four (24) hours’ notice; or (3) to the fullest extent permitted by law, on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

(f)            The Chairman of the Board of Directors, or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary shall act as secretary of the meeting, provided that in his absence, the person presiding at the meeting may appoint an alternate secretary of that meeting.

3.6.           Quorum and Action.

(a)            Unless otherwise required by law, a quorum for any meeting of the Board of Directors, whether regular or special, shall require the presence of a number of directors equal to a majority of the directors then in office. If there shall be less than a quorum at any meeting of the Board of Directors as determined under this Section 3.6, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place, if any, of the adjourned meeting, until a quorum shall be present.

(b)            The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors. No action by the Board of Directors shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by the Board of Directors.

3.7.            Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee designated by the Board of Directors, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes or proceedings of the Board of Directors or any committee designated by the Board of Directors.

3.8.            Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.9.           Board Committees.

(a)            The Board of Directors shall designate an audit committee, a compensation committee and a nominating and corporate governance committee, and may designate one or more other committees. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are then listed for trading, each committee may consist of one (1) or more of the directors of the Corporation, and shall be appointed by the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are then listed for trading, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

(b)            Any committee of the Board of Directors, to the extent provided in the resolution or resolutions of the Board of Directors, or in these bylaws, shall have and may exercise all the delegable powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to (1) adopting, amending or repealing any bylaw of the Corporation or (2)  approving or adopting, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to the stockholders for approval. To the fullest extent permitted by law, any action that is required or permitted to be taken by the Board of Directors under these bylaws may be taken by a duly authorized committee thereof.

(c)            Unless otherwise required by law, a quorum for any meeting of any committee of the Board of Directors, whether regular or special, shall require the presence of a majority of the directors then serving on such committee. If there shall be less than a quorum at any meeting of a committee of the Board of Directors as determined under this Section 3.9(c), a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. The affirmative vote of a majority of the committee members present at any committee meeting at which a quorum is present shall be necessary to constitute the act of such committee. No action by any committee of the Board of Directors shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by the members of such committee.

3.10.           Compensation of Directors. Directors (other than any director who is an employee of the Corporation or any of its subsidiaries) shall receive such compensation for their service on the Board of Directors or any committees thereof as the Board of Directors may from time to time determine. All directors shall be reimbursed for their expenses incurred in connection with their service on the Board of Directors or any committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

4.1.           Officers, Title, Elections, Terms.

(a)            The elected officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer, and may include such other officers as may from time to time be elected by the Board of Directors, including, without limitation, one or more Assistant Treasurers and one or more Assistant Secretaries. All officers shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders or at such other time as the Board may determine; provided, however, that the Board of Directors may empower the Chief Executive Officer to appoint any officer other than the Chief Executive Officer, the President, the Secretary or the Treasurer.

(b)            Each officer shall serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors until his successor is elected or appointed and qualified, or until his earlier death, resignation or removal. Two (2) or more offices may be held by the same person.

(c)            Any officer other than the Chief Executive Officer may be removed by the Chief Executive Officer or the Board of Directors at any time, regardless of who appointed or elected that officer.

(d)            Any officer may resign his office at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)            Any vacancy occurring in any office of the Corporation may be filled by, or in the manner provided for by, the Board of Directors.

(f)            The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

4.2.           Chief Executive Officer.

(a)            The Chief Executive Officer of the Corporation shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general active management of the property, business and affairs of the Corporation, subject to the supervision and overall direction of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties as prescribed from time to time by the Board of Directors or these bylaws. He may execute any and all agreements, conveyances, certificates and other documents of every kind requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed.

(b)            The compensation of the Chief Executive Officer shall be fixed by the Board of Directors.

4.3.           Duties of Other Officers. Notwithstanding the other provisions of this Article IV, the other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer or in the manner provided by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.           Stock Certificates.

(a)            Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate evidencing the number of shares owned by him signed by or in the name of the Corporation by (1) the Chairman of the Board of Directors, the President or a Vice President and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

(b)             Any or all of the signatures on the certificate may be a facsimile.

(c)             In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(d)             Notwithstanding the other provisions of this Section 5.1, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

5.2.            Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

5.3.            Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4.            Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors may from time to time authorize.

5.5.            Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

5.6.            Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the stockholders for the purpose of any other lawful action. Except as otherwise required by law, such record date in any case shall be not more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to such other action. Except as otherwise required by law, in order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.

5.7.            Dividends. Subject to any applicable provisions of the Certificate of Incorporation and the DGCL, the Board of Directors may, out of funds legally available therefor at any duly constituted regular or special meeting, declare dividends upon the stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deem proper for working capital, as a reserve fund to meet contingencies, for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI
SECURITIES HELD BY THE CORPORATION

6.1.            Voting. Unless the Board of Directors shall otherwise determine, the Chief Executive Officer, the Chief Financial Officer, if any, the Chief Operating Officer, if any, the President, the Chief Legal Officer, if any, the Secretary and the Treasurer shall each have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any entity in which the Corporation may hold securities, and at such meeting to exercise any or all rights and powers incident to the ownership of such securities, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors or the above named officers may from time to time confer like powers upon any other person or persons.

6.2.            General Authorization to Transfer Securities Held by the Corporation. The Chief Executive Officer, the Chief Financial Officer, if any, the Chief Operating Officer, if any, the President, the Chief Legal Officer, if any, the Secretary and the Treasurer shall each have full power and authority, on behalf of the Corporation, to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred, in each case, to the fullest extent permitted by law. The Board of Directors or the Chief Executive Officer may from time to time confer like powers upon any other person or persons.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1.            Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

7.2.            Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, that an indemnitee shall repay, without interest, any amounts actually advanced to such indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by such indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

7.3.            Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 7.1 and Section 7.2, respectively, shall be contract rights. If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee, to the fullest extent permitted by law, shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by (1) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.3 or otherwise shall be on the Corporation.

7.4.            Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

7.5.            Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.6.            Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as if such person were a director or officer of the Corporation.

7.7.            Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII
MISCELLANEOUS

8.1.            Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, the Chief Financial Officer, if any, the Chief Operating Officer, if any, the Treasurer, or such other person or persons as may be designated by the Chief Executive Officer or in the manner provided by the Board of Directors.

8.2.            Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

8.3.            Manner of Notice; Waiver of Notice.

(a)            Subject to Section 3.5(e), whenever any notice of the time, place or purpose of any meeting of the Board of Directors or any committee thereof or of the stockholders is required to be given under the DGCL, the Certificate of Incorporation or these bylaws, such notice may be given by mail, addressed to the person entitled to notice thereof, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram, facsimile telecommunication, electronic mail or any other method permissible under the DGCL. Notice to stockholders may also be given by any other method permissible under the DGCL.

(b)            Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (1) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or any Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Directors will be deemed to have consented to receive notice by electronic transmission and such notice may be directed to any number or electronic mail address provided to the Corporation by the director. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the person has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the person has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the person of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the person.

(c)            Whenever any notice of the time, place or purpose of any meeting of the Board of Directors or any committee thereof or of the stockholders is required to be given under the DGCL, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. Attendance of a person at a meeting, present in person or, in the case of a stockholder, by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

8.4.            Amendment of Bylaws. The bylaws of the Corporation may be altered, amended, changed, added to, repealed or rescinded, or new bylaws may be made, by the Board of Directors at any duly constituted regular or special meeting of the Board, or by the stockholders, subject to the provisions of the Certificate of Incorporation.

8.5.            Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE IX
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or bylaws (each, as in effect from time to time) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware. Subject to the foregoing provisions of this Article IX, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the foregoing provisions of this Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article IX with respect to any current or future actions or claims.

Adopted as of: January 17, 2022